EXHIBIT A

JOINT FILING AGREEMENT

This Joint Filing Agreement (this “Agreement”) hereby confirms the agreement by and among all of the undersigned that the Schedule 13G to which this Agreement is attached as Exhibit A with respect to the beneficial ownership of the undersigned of shares Common Stock of EnteroMedics Inc. is being filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: April 24, 2012	* Kevin Douglas
KEVIN DOUGLAS

Date: April 24, 2012	* Michelle Douglas
MICHELLE DOUGLAS

K&M DOUGLAS TRUST

Date: April 24, 2012	* Kevin Douglas
	By:	Kevin Douglas
	Title:	Trustee

Date: April 24, 2012	* Michelle Douglas
	By:	Michelle Douglas
	Title:	Trustee

DOUGLAS FAMILY TRUST

Date: April 24, 2012	* James E. Douglas, Jr.
	By:	James E. Douglas, Jr.
	Title:	Trustee

Date: April 24, 2012	* Jean A. Douglas
	By:	Jean A. Douglas
	Title:	Trustee

JAMES DOUGLAS AND JEAN DOUGLAS
IRREVOCABLE DESCENDANTS’ TRUST

Date: April 24, 2012	* Kevin Douglas
	By:	Kevin Douglas
	Title:	Trustee

Date: April 24, 2012	* Michelle Douglas
	By:	Michelle Douglas
	Title:	Trustee

KGD 2010 ANNUITY TRUST VI

Date: April 24, 2012	* Kevin Douglas
	By:	Kevin Douglas
	Title:	Trustee

MMD 2010 ANNUITY TRUST VI

Date: April 24, 2012	* Michelle Douglas
	By:	Michelle Douglas
	Title:	Trustee

*By:	/s/ Eileen Wheatman
Eileen Wheatman
Attorney-in-fact